                               PRICING SUPPLEMENT


                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 14                                 Trade Date: 12/22/03
(To Prospectus dated September 8, 2003 and Prospectus     Issue Date: 12/26/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is December 23, 2003




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGX6              $4,998,000.00              5.00%                 12/15/17                 100%


    Interest Payment
       Frequency                                        Subject                  Dates and terms of redemption
      (begin date)          Survivor's Option           Redemption              (including the redemption price)
    ----------------        -----------------         --------------           --------------------------------
        monthly                    Yes                    Yes                           100% 12/15/04
       (01/15/04)                                                                  semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $4,933,026.00             $64,974.00                $3.00             ABN AMRO Financial
                                                                             Services, Inc.
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